Exhibit 99.1

Elastic N.V. Reports Strong Third Quarter Fiscal 2020 Financial Results

Q3 Revenue of $113.2 million, Up 60% year-over-year (61% in constant currency)

SaaS Revenue of $25.1 million, Up 114% year-over-year (118% in constant currency)

Calculated Billings of $122.9 million, Up 54% year-over-year (56% in constant currency)

MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands, February 26, 2020 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its third quarter of fiscal 2020 (ended January 31, 2020).

Third Quarter Fiscal 2020 Financial Highlights

●	Total revenue was $113.2 million, an increase of 60% year-over-year, or 61% on a constant currency basis.
●	SaaS revenue was $25.1 million, an increase of 114% year-over-year, or 118% on a constant currency basis.
●	Calculated billings was $122.9 million, an increase of 54% year-over-year, or 56% on a constant currency basis.
●	Deferred revenue was $209.8 million, an increase of 52% year-over-year.
●	GAAP operating loss was $42.3 million; GAAP operating margin was -37%.
●	Non-GAAP operating loss was $20.2 million; non-GAAP operating margin was -18%.
●	GAAP net loss per share was $0.55; non-GAAP net loss per share was $0.28.
●	Operating cash flow was -$23.2 million with free cash flow of -$24.2 million.
●	Cash and cash equivalents were $294.1 million as of January 31, 2020.

“We’re pleased with our revenue growth of 60% year-over-year in Q3,” said Shay Banon, Elastic’s founder and chief executive officer. “Our strategy of building enterprise search, observability, and security solutions on a single technology stack that can be deployed anywhere is clearly resonating with both users and customers.”

In a separate news release issued today, the Company announced that its Chief Revenue Officer, Aaron Katz, has, based on mutual agreement and effective immediately, transitioned into an advisory role until August 1, 2020, and that it has begun a search for his successor. Justin Hoffman, Senior Vice President of Sales, who is a core member of the Company’s executive leadership team and has already been leading Sales for all of the Americas and EMEA for almost seven years, will lead worldwide Sales in the near term.

Third Quarter Fiscal 2020 Key Metrics and Recent Business Highlights

Key Customer Metrics:

●	Total subscription customer count was over 10,500, compared to over 9,700 in Q2.
●	Total customer count with Annual Contract Value “ACV” greater than $100,000 was over 570, compared to over 525 in Q2.
●	Subscription revenue represented 92% of total revenue.
●	Net Expansion Rate continued to be greater than 130%.

Product Releases and Other Business Highlights:

●	Released version 7.6 of the Elastic Stack, which makes Elasticsearch queries even faster and adds more turnkey machine learning capabilities; version 7.6 also brings other improvements, including:
○	Meta engines, a new feature, that allows large companies to unify and scale their application search by searching across multiple engines.
○

New public cloud integrations that bring deeper visibility into cloud operations, and machine learning-powered log categorization for simplified log analysis, both of which drive significant value for observability use cases.

○

The generally available release of Elastic SIEM, which includes a new SIEM detection engine and rules aligned with the MITRE ATT&CK knowledge base for automating threat detection and minimizing mean time to detect (MTTD).

○	Increased visibility into Microsoft Windows activity with Elastic Endpoint Security, bringing an increased level of protection to enterprises with large Windows footprints.
●	Released Elastic Cloud on Kubernetes 1.0 into general availability, giving users a seamless way of deploying, managing, and operating the Elastic Stack on Kubernetes.
●

Announced the general availability of App Search on Elastic Cloud, bringing an easy-to-use cloud experience and flexible pricing model to App Search users everywhere and extending the power of App Search to all users of the Elasticsearch Service.

●	Announced the general availability of the Elasticsearch Service on Microsoft Azure and expanded availability to Tokyo; expanded Google Cloud Platform availability to Montréal and Mumbai.
●	Held 10 successful Elastic{ON} Tour events to educate and engage with Elastic’s community of users, customers, and partners in Warsaw, Denver, Atlanta,

Stockholm, Paris, Melbourne, Frankfurt, Anaheim, Madrid, and Columbus, with waitlists driven by strong demand.
●

Announced a partnership with Defending Digital Campaigns (DDC), a non-partisan organization that provides low- and no-cost security products and services to federal election campaigns, to offer free monitored Elastic Endpoint Security to U.S. presidential and congressional campaigns during the 2020 election cycle.

●	Appointed Alison Gleeson to the Elastic Board of Directors. Gleeson is a globally recognized executive who was previously Senior Vice President of Cisco's Americas organization.
●	Welcomed Sally Jenkins as Chief Marketing Officer. Jenkins is a results-driven marketing executive who was most recently Executive Vice President and Chief Marketing Officer of Informatica.

Financial Outlook

The Company is providing the following guidance:

For its fourth quarter of fiscal 2020 (ending April 30, 2020):

●	Total revenue is expected to be between $119 million and $120 million.
●	Non-GAAP operating margin is expected to be between -20.5% and -19.5%.
●	Non-GAAP net loss per share is expected to be between $0.32 and $0.30, assuming between 82 million and 83 million weighted average ordinary shares outstanding.

For its fiscal year 2020 (ending April 30, 2020):

●	Total revenue is expected to be between $423 million and $424 million.
●	Non-GAAP operating margin is expected to be approximately -20.5%, including approximately -2% related to the acquisition of Endgame.
●	Non-GAAP net loss per share is expected to be between $1.13 and $1.12, assuming approximately 79 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET/ 11:00 p.m. CET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company that powers enterprise search, observability, and security solutions built on one technology stack that can be deployed anywhere. From finding documents to monitoring infrastructure to hunting for threats, Elastic makes data usable in real time and at scale. Founded in 2012, Elastic is a distributed company with Elasticians around the globe. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with U.S. GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter and the fiscal year ending April 30, 2020. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our future financial performance, including our expectations regarding our revenue; cost of revenue; gross profit or gross margin; and operating expenses (including changes in sales and marketing, research and development and general and administrative expenses); our ability to achieve, and maintain, future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our user and customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to successfully defend litigation brought against us; our ability to successfully expand in our existing markets and into new markets; sufficiency of cash to meet cash needs for at least the next 12 months; our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; the future trading prices of our ordinary shares; the impact of our acquisition of Endgame, Inc. on our operating margin; the impact of our acquisition of Endgame, Inc. on Elastic’s future product offerings; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Lisa Boughner

Elastic Corporate Communications

lisa.boughner@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Revenue
License - self-managed	$14,495	$9,406	$36,674	$26,850
Subscription - self-managed and SaaS	89,703	55,180	241,593	147,781
Total subscription revenue	104,198	64,586	278,267	174,631
Professional services	8,983	6,249	25,730	16,423
Total revenue	113,181	70,835	303,997	191,054
Cost of revenue
Cost of license - self-managed	347	96	602	290
Cost of subscription - self-managed and SaaS	23,196	13,941	60,832	37,012
Total cost of revenue - subscription	23,543	14,037	61,434	37,302
Cost of professional services	9,862	6,387	26,983	17,266
Total cost of revenue	33,405	20,424	88,417	54,568
Gross profit	79,776	50,411	215,580	136,486
Operating expenses
Research and development	46,119	25,850	119,779	70,163
Sales and marketing	54,829	37,196	160,860	102,252
General and administrative	21,096	11,151	71,472	33,342
Total operating expenses	122,044	74,197	352,111	205,757
Operating loss	(42,268)	(23,786)	(136,531)	(69,271)
Other income (expense), net	(1,339)	1,877	1,276	2,737
Loss before income taxes	(43,607)	(21,909)	(135,255)	(66,534)
Provision for (benefit from) income taxes	674	(558)	768	934
Net loss	$(44,281)	$(21,351)	$(136,023)	$(67,468)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.55)	$(0.30)	$(1.75)	$(1.37)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	80,737,237	70,725,336	77,713,604	49,261,240

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	January 31, 2020	April 30, 2019
Assets
Current assets:
Cash and cash equivalents	$294,076	$298,000
Restricted cash	2,291	2,280
Accounts receivable, net of allowance for doubtful accounts of $1,583 and $1,411 as of January 31, 2020 and April 30, 2019, respectively	72,557	81,274
Deferred contract acquisition costs	14,885	17,215
Prepaid expenses and other current assets	34,697	30,872
Total current assets	418,506	429,641
Property and equipment, net	7,958	5,448
Goodwill	198,774	19,846
Operating lease right-of-use assets	33,814	-
Intangible assets, net	54,005	6,723
Deferred contract acquisition costs, non-current	17,015	8,935
Deferred tax assets	2,205	1,748
Other assets	9,572	13,397
Total assets	$741,849	$485,738

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,098	$4,450
Accrued expenses and other liabilities	19,351	18,740
Accrued compensation and benefits	31,607	22,147
Operating lease liabilities	7,292	-
Deferred revenue	189,208	158,243
Total current liabilities	260,556	203,580
Deferred revenue, non-current	20,586	12,423
Operating lease liabilities, non-current	29,034	-
Other liabilities, non-current	13,231	6,723
Total liabilities	323,407	222,726

Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of January 31, 2020 and April 30, 2019	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 81,574,811 and 73,675,083 shares issued and outstanding as of January 31, 2020 and April 30, 2019, respectively	842	754
Treasury stock	(369)	(369)
Additional paid-in capital	871,675	581,135
Accumulated other comprehensive loss	(606)	(1,431)
Accumulated deficit	(453,100)	(317,077)
Total shareholders’ equity	418,442	263,012
Total liabilities and shareholders’ equity	$741,849	$485,738

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(44,281)	$(21,351)	$(136,023)	$(67,468)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	5,235	1,378	8,573	4,386
Amortization of deferred contract acquisition costs	6,660	5,870	20,581	14,718
Non-cash operating lease cost	2,156	-	5,170	-
Stock-based compensation expense	15,588	11,111	42,775	28,015
Non-cash acquisition expense settled with shares	-	-	8,834	-
Deferred income taxes	50	(22)	(621)	888
Other	809	51	1,132	66
Changes in operating assets and liabilities, net of impact of business acquisitions:
Accounts receivable, net	6,023	396	10,873	(2,228)
Deferred contract acquisition costs	(9,416)	(6,278)	(26,441)	(20,414)
Prepaid expenses and other current assets	(3,526)	(4,741)	(4,345)	(9,598)
Other assets	1,874	1,010	3,780	1,743
Accounts payable	2,900	(5,233)	7,104	(366)
Accrued expenses and other liabilities	(1,852)	(925)	1,520	6,730
Accrued compensation and benefits	(12,837)	404	3,377	2,070
Operating lease liabilities	(1,798)	-	(4,586)	-
Deferred revenue	9,188	9,633	33,666	37,311
Net cash used in operating activities	(23,227)	(8,697)	(24,631)	(4,147)
Cash flows from investing activities
Purchases of property and equipment	(1,007)	(1,187)	(4,237)	(2,359)
Business acquisitions, net of cash acquired	-	-	(24,373)	(1,986)
Net cash used in investing activities	(1,007)	(1,187)	(28,610)	(4,345)
Cash flows from financing activities
Net proceeds from issuance of ordinary shares in initial public offering	-	-	-	269,514
Proceeds from issuance of ordinary shares upon exercise of stock options	11,054	755	50,622	3,537
Payment of withholding taxes related to acquisition expense settled in shares	-	-	(2,834)	-
Repurchase of early exercised options	-	-	-	(500)
Repayment of notes payable	(30)	(53)	(90)	(73)
Payment of deferred offering costs	-	(3,371)	-	(5,673)
Net cash provided by (used in) financing activities	11,024	(2,669)	47,698	266,805
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,029	196	1,630	(1,432)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(11,181)	(12,357)	(3,913)	256,881
Cash, cash equivalents, and restricted cash, beginning of period	307,548	320,847	300,280	51,609
Cash, cash equivalents, and restricted cash, end of period	$296,367	$308,490	$296,367	$308,490

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2020		2019		2020		2019
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$79,105	70%	$52,846	74%	$214,947	71%	$142,564	74%
License	14,495	13%	9,406	13%	36,674	12%	26,850	14%
Subscription	64,610	57%	43,440	61%	178,273	59%	115,714	60%
SaaS	25,093	22%	11,740	17%	63,320	21%	32,067	17%
Total subscription revenue	104,198	92%	64,586	91%	278,267	92%	174,631	91%
Professional services	8,983	8%	6,249	9%	25,730	8%	16,423	9%
Total revenue	$113,181	100%	$70,835	100%	$303,997	100%	$191,054	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Total revenue	$113,181	$70,835	$303,997	$191,054
Add: Increase in total deferred revenue	9,188	9,633	33,666	37,311
Less: (Increase) decrease in unbilled accounts receivable	535	(639)	(64)	(794)
Calculated billings	$122,904	$79,829	$337,599	$227,571

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Net cash used in operating activities	$(23,227)	$(8,697)	$(24,631)	$(4,147)
Less: Purchases of property and equipment	(1,007)	(1,187)	(4,237)	(2,359)
Free cash flow	$(24,234)	$(9,884)	$(28,868)	$(6,506)
Net cash used in investing activities	$(1,007)	$(1,187)	$(28,610)	$(4,345)
Net cash provided by (used in) financing activities	$11,024	$(2,669)	$47,698	$266,805
Net cash used in operating activities (as a percentage of total revenue)	(21)%	(12)%	(8)%	(2)%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	(2)%	(1)%	(1)%
Free cash flow margin	(21)%	(14)%	(9)%	(3)%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2020	2019	2020	2019
Gross Profit Reconciliation:
GAAP gross profit	$79,776	$50,411	$215,580	$136,486
Stock-based compensation expense	1,887	1,459	4,947	2,956
Employer payroll taxes on employee stock transactions	37	-	457	-
Amortization of acquired intangibles	3,007	734	4,659	2,141
Non-GAAP gross profit	$84,707	$52,604	$225,643	$141,583

Gross Margin Reconciliation(1):
GAAP gross margin	70.5%	71.2%	70.9%	71.4%
Stock-based compensation expense	1.7%	2.1%	1.6%	1.5%
Employer payroll taxes on employee stock transactions	0.0%	0.0%	0.2%	0.0%
Amortization of acquired intangibles	2.7%	1.0%	1.5%	1.1%
Non-GAAP gross margin	74.8%	74.3%	74.2%	74.1%

Operating Loss Reconciliation:
GAAP operating loss	$(42,268)	$(23,786)	$(136,531)	$(69,271)
Stock-based compensation expense	15,588	11,111	42,775	28,015
Employer payroll taxes on employee stock transactions	739	-	6,648	-
Amortization of acquired intangibles	4,458	772	6,518	2,256
Acquisition-related expenses	1,328	173	17,762	780
Non-GAAP operating loss	$(20,155)	$(11,730)	$(62,828)	$(38,220)

Operating Margin Reconciliation(1):
GAAP operating margin	(37.3)%	(33.6)%	(44.9)%	(36.3)%
Stock-based compensation expense	13.8%	15.7%	14.1%	14.7%
Employer payroll taxes on employee stock transactions	0.7%	0.0%	2.2%	0.0%
Amortization of acquired intangibles	3.9%	1.1%	2.1%	1.2%
Acquisition-related expenses	1.2%	0.2%	5.8%	0.4%
Non-GAAP operating margin	(17.8)%	(16.6)%	(20.7)%	(20.0)%

Net Loss Reconciliation:
GAAP net loss	$(44,281)	$(21,351)	$(136,023)	$(67,468)
Stock-based compensation expense	15,588	11,111	42,775	28,015
Employer payroll taxes on employee stock transactions	739	-	6,648	-
Amortization of acquired intangibles	4,458	772	6,518	2,256
Acquisition-related expenses	1,328	173	17,762	780
Income tax(2)	(51)	(1,856)	(1,165)	(4,138)
Non-GAAP net loss	$(22,219)	$(11,151)	$(63,485)	$(40,555)
Non-GAAP net loss per share attributable to ordinary shareholders, basic and diluted(1)	$(0.28)	$(0.16)	$(0.82)	$(0.82)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	80,737,237	70,725,336	77,713,604	49,261,240

(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.

(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands)

(Unaudited)

	Three months ended January 31,		Nine months ended January 31,
	2020	2019	2020	2019
Cost of revenue reconciliation:
GAAP cost of license - self-managed	$347	$96	$602	$290
Amortization of acquired intangibles	(347)	(96)	(602)	(290)
Non-GAAP cost of license - self -managed	$-	$-	$-	$-

GAAP cost of subscription - self-managed and SaaS	$23,196	$13,941	$60,832	$37,012
Stock-based compensation expense	(1,008)	(1,095)	(2,869)	(2,188)
Employer payroll taxes on employee stock transactions(1)	(21)	-	(321)	-
Amortization of acquired intangibles	(2,660)	(638)	(4,057)	(1,851)
Non-GAAP cost of subscription - self-managed and SaaS	$19,507	$12,208	$53,585	$32,973

GAAP cost of professional services	$9,862	$6,387	$26,983	$17,266
Stock-based compensation expense	(879)	(364)	(2,078)	(768)
Employer payroll taxes on employee stock transactions(1)	(16)	-	(136)	-
Non-GAAP cost of professional services	$8,967	$6,023	$24,769	$16,498

Operating expenses reconciliation:
GAAP research and development expense	$46,119	$25,850	$119,779	$70,163
Stock-based compensation expense	(6,256)	(4,604)	(17,087)	(11,386)
Employer payroll taxes on employee stock transactions(1)	(238)	-	(1,886)	-
Acquisition-related expenses	-	(173)	(34)	(521)
Non-GAAP research and development expense	$39,625	$21,073	$100,772	$58,256

GAAP sales and marketing expense	$54,829	$37,196	$160,860	$102,252
Stock-based compensation expense	(4,540)	(3,471)	(13,506)	(8,085)
Employer payroll taxes on employee stock transactions(1)	(335)	-	(2,816)	-
Amortization of acquired intangibles	(1,451)	(38)	(1,859)	(115)
Acquisition-related expenses	(395)	-	(508)	-
Non-GAAP sales and marketing expenses	$48,108	$33,687	$142,171	$94,052

GAAP general and administrative expense	$21,096	$11,151	$71,472	$33,342
Stock-based compensation expense	(2,905)	(1,577)	(7,235)	(5,588)
Employer payroll taxes on employee stock transactions(1)	(129)	-	(1,489)	-
Acquisition-related expenses	(933)	-	(17,220)	(259)
Non-GAAP general and administrative expense	$17,129	$9,574	$45,528	$27,495

(1) Information not meaningful for three and nine months ended January 31, 2019.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions,

amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. Calculated billings exclude deferred revenue and unbilled accounts receivable acquired through acquisitions. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.